Exhibit 23

                    Consent of Independent Public Accountants

      As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 15, 2000 (except with respect to the matters discussed in Note 18, as to which the date is March 8, 2000), included in or incorporated by reference into Thermo Instrument Systems Inc.'s Annual Report on Form 10-K for the year ended January 1, 2000, into the Company's previously filed Registration Statements as follows: Registration Statement No. 33-14980 on Form S-8, Registration Statement No. 33-16461 on Form S-8, Registration Statement No. 33-14974 on Form S-8, Post Effective Amendment to Registration Statement on Form S-4 No. 33-32579-02 on Form S-8, Registration Statement No. 33-33577 on Form S-8, Registration Statement No. 33-36221 on Form S-8, Registration Statement No. 33-37866 on Form S-8, Registration Statement No. 33-65275 on Form S-8, Registration Statement No. 33-37559 on Form S-8, Registration Statement No. 333-02163 on Form S-3, Registration Statement No. 333-17707 on Form S-3, Registration Statement No. 333-86357 on Form S-8, Registration Statement No. 333-92821 on Form S-8, and Registration Statement No. 333-96495 on Form S-8.



                                             Arthur Andersen LLP



Boston, Massachusetts
March 21, 2000